                        COLLECTIVE BARGAINING AGREEMENT

                                    Between
                              New York Fast Ferry
                                      and
                      Local 333, United Marine Division,
                   International Longshoremen's Association,
                                    AFL-CIO
                                     from
                              September 24, 2001
                                      to
                              September 24, 2004


[Ship logo appears here]
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     AGREEMENT, made this 24th day of September 2001, effective as of 12:0l
a.m. by and between NEW YORK FAST FERRY (hereinafter called the "Employer") and Local 333, UNITED MARINE DIVISION, International Longshoremen's Association, AFL-CIO (hereinafter called the "Union"), in its own behalf and in behalf of the licensed and unlicensed personnel, (hereinafter called the "Employees"), employed on the Employers Vessels.

     WHEREAS, the Union has demonstrated to the Employer that it has been authorized by the employees in the appropriate bargaining unit to represent their interests and to act as the sole and exclusive bargaining agent for all Employees covered by this Agreement, with respect to wages, hours, and other conditions of employment; and

     WHEREAS, it is the intention of the parties to this Agreement to insure peaceful adjustment and settlement of grievances, and to prevent strikes, lockouts or interruption of work, and interference with the efficient operations of the Employers' business.

     NOW THEREFORE, in consideration of the mutual promises herein contained, the Employer and the union agree as follows:

                                       1
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                                     ARTICLE I

                              GENERAL PROVISIONS
                              ------------------


Section 1. Application of Agreement
           ------------------------

     This Agreement applies only to all licensed and unlicensed Employees, employed on vessels owned or operated by the Company, a subsidiary company, an affiliated company or a company division in the Port of New York and vicinity and as provided below in this Agreement.


Section 2. Hiring Employees
           ----------------

     During the life of this Agreement, the Employer shall be the sole judge of whether applicants for employment are satisfactory, qualified, competent and experienced.

     When a vacancy exists in the deck, engine, or steward's department, the Employer will promptly notify the Union of the vacancy in order that the Union may have the opportunity of referring qualified applicants to the Employer, and the Union may consider that a vacancy has not been filled until the Employer notifies the Union of the name of the person who has been employed. The Union represents that it will conduct its hiring halls in a manner that will not violate the National Labor Relations Act.


Section 3. Non-discrimination
           ------------------

     The Employer and the Union agree that there will be no discrimination against any employee or applicant for employment because of race creed, color, sex or national origin. This nondiscriminatory policy will include but not be limited to the following: employment, upgrading, demotion or transfer, lay-off or termination, rates of pay or forms of compensation, recruitment or recruitment advertising, and selection for training, including apprenticeship.

                                       2
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Section 4. Union Shop
           ----------

     All present employees covered by this Contract shall be required to be or become members of the Union within thirty-one (31) days after their initial employment by the Company and, thereafter, to remain members of the Union in good standing as a condition of continued employment. All new employees shall be required to become members of the Union within thirty-one (31) days of their date of hire, and thereafter, to remain members of the Union in good standing as a condition of continued employment. The Employer agrees that, insofar as they may lawfully do so, they will give full effect to this Section. The Employer will furnish to the Union a list of the names of all employees who were covered by this Contract.

     Upon the Union's written notice to the Employer that an Employee is delinquent by reason of his nonpayment of the regular uniform dues or initiation fee, the Employer shall promptly discharge said delinquent Employee. If the Employer fails to discharge such Employee after said written notice by the Union, the Union shall be free to conduct a strike against the Employer which strike shall not violate the "no strike clause" and shall not be subject to the grievance and arbitration machinery of this Contract.

Section 5. Suspension or Discharge
           -----------------------

     Any Employee suspended or discharged by the Employer shall be entitled to a hearing provided his request is made within five (5) working days (exclusive of Saturday and Sunday) after his suspension or discharge. The hearing shall be held within three (3) days after receipt of such notice by the Employer, and the Employee shall be entitled to be represented at the hearing by the Union. If the hearing does not result in reinstatement of the Employee and if he still Considers himself to have been suspended or discharged without cause, he shall have the right to submit the matter to arbitration, as provided in this Contract. If the hearing results in the Employee being reinstated, he shall be restored to his former position and seniority rights and the Employer shall pay him any unpaid wages from the time of his suspension or discharge to the time of his reinstatement.

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Section 6.  Employees Subject to Orders of Employer's Appointee
            ---------------------------------------------------

     While on board vessels owned or operated by the Employer, all Employees shall be under the direction of and subject only to orders of such person or persons as the Employer may designate or appoint.

Section 7.  Stoppage of Work
            ----------------

     The Union, in its own behalf and in behalf of the Employees, agrees that during the life of this Agreement, there shall be no strikes, "sit-downs", sympathy strikes or stoppage, picketing or cessation of work by the Union or the Employees and to that end the Union and the Employees agree not to stop, hinder or restrain, nor to instigate or encourage any other person to stop, hinder or restrain the Employers' vessels in any manner from carrying on the Employers' business, and Employees who do not abide by the provisions of this Section may be discharged by the Employer. Upon violation of this Section by the Union or any of the Employees, this Agreement may be terminated.

Section 8.  Lockouts
            --------

     The Employer agrees that during the Life of this Agreement, or during any period of negotiations for a new Agreement, or for the modification or renewal of this Agreement there shall be no lockout of the Employees and, upon violation of this provision by the Employer, this Agreement may be terminated by the union. However, the prohibition against lockouts contained herein shall not be construed to prevent the Employer from laying up any vessels, or discontinuing their operation and laying off their crews (Employees), in whole or in part, at any time when for business reasons the Employer deems it advisable to do so.

Section 9.  Seniority
            ---------

a. Employees may gain seniority in any of the following classifications to the extent the he has engaged in the duties of that classification. The classification shall include:

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           (1) Deck (includes Captain, Mate and Deckhand)
           (2) Engine
           (3) Galley
           (4) Mechanic
           (5) Port Captain


If an Employee shall move from a classification in one department to a classification in another department, he shall only have seniority in the classification in the latter department.

b. Seniority by Classification - Seniority by classification shall only be controlling in layoffs where fitness and ability are relatively equal.

An employee shall be credited with seniority within each classification in which he has worked during his last unbroken period of service with this Employer, provided that such classification or classifications are within the same department in which the Employee is employed at the time he is considered for layoff. Seniority credit in each such classification shall be computed from the date of his first qualification in each such classification during his last unbroken period of service.

If however, an Employee is promoted form one classification to a higher classification in the same department, but fails within one year from date of his promotion to make good in the higher job, he may return to the classification from which he was promoted without loss of seniority but, in such case, he will not retain seniority in the higher classification for the period that he worked in the classification. The decision by either the Employer or by the Employer on the competency of the Employee in the higher classification must be made not later than one year from the time of the promotion.

c. Relative Fitness and Ability - the Employer shall make the determination of the relative fitness and ability of Employees.

                                       5
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d.   Leave of Absence and Layoff - If an Employee is laid off for a period of not longer than three (3) months, or is on a bona fide leave of absence, which must be for an agreed, definite period, or is employed by a subsidiary or affiliate of his Employer, his seniority shall continue uninterrupted through said period. A leave of absence shall not be considered bona fide, unless the Employee concerned shall notify the union in writing of his Employer's consent to the leave of absence at the date of, or prior to, his going on a leave of absence, and shall deliver to his Employer a copy of such notice, which shall specify the agreed period of absence.

             A leave of absence shall not be granted solely to enable an Employee to take another job. A leave of absence shall be granted to enable an Employee to attend school for upgrading of job-related skills.

e. Military Service - An Employee who volunteers for service in the Armed Forces of the United States shall have the same reemployment rights as an Employee who is drafted, provided that at the time of enlistment he is subject to the draft and enlists for the minimum term of active duty available to him in the branch of service which he selected.


f.   Breaks in Seniority -  An Employee's period of service shall be broken by:

              (1) Resignation.

              (2) Discharge for cause.

              (3) Layoff for a period in excess of (three) 3 months.

g. The Employer shall furnish the Union with an up-to-date seniority list immediately and thereafter at the end of each calendar year.

h. Seniority Review - Seniority grievances shall be subject to the procedure for Adjustment and Arbitration of Disputes under Article II of the Agreement. The decision of the Arbitrator shall be final and binding on all parties concerned, except for a grievance involving a licensed Employee who has been employed in such
                                       6
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capacity aboard vessels of the employer for less than six months, in which case the Review Board shall render an advisory opinion on the grievance in the light of which the Employer shall reconsider, but need not change his action.

i. Short Scheduling - In the event the available work to be performed can be accomplished efficiently within fewer hours than the regular period set out in this Contract, the employer may assign a lower number of hours with a commensurate reduction in wage payments.

j. Cross-Utilization - An employee covered by this Contract may be assigned to or perform duties otherwise performed by those in different classifications provided that if such work continues for ninety (90) days or more, the affected employee may request a transfer to the new classification. Management and other non-bargaining unit employees may assist the workforce by temporarily performing Union work provide this does not occur on a regular or basis.

Section 10. Insurance & Pension
            -------------------

          The Company will continue the present Medical coverage at the same Employee co-premium expense rates. Any future increase in premiums shall be shared by the Company paying 75% of the increase and the Employee paying 25%.


          The Company will continue the present 401(k) plan. In addition, starting January 2003 the Company will match an amount of 1.5% weekly to the plan.


Section 1l. Compensation for Loss of Effects
            --------------------------------

          If the personal effects of any Employee become a total loss because of fire or sinking of the vessel on which he is employed or contamination or transfer of boats outside the unit when the crew is unable to retrieve personal effects, he shall be paid by the Employer the sum of Four Hundred Fifty Dollars ($450.00) in full compensation for such lose, whether or not the lose is greater or less than Four

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Hundred Fifty Dollars ($450.00), except that if the loss is due to contamination, the allowance shall be paid only to the extent of actual loss, not to exceed $450.00.

Section 12.  Holidays
             --------

         The Employer recognizes:

                 New Years Day                  Thanksgiving Day

                 Presidents Day                 Christmas Day

                 Memorial Day                   Independence Day

                 Labor Day

When Employee are off on the above Holidays they shall receive their regular pay. If Employees are required to work on any of the Holidays enumerated above, they shall be given reasonable notice by the Employer, and the Employer shall pay them the overtime rate of time and one-half their daily rate of pay.

Section 13.  Vacations
             ---------

     An Employee who has been in the service of the Company for six (6) consecutive months shall be entitled to one (1) week's vacation with pay. An Employee with more than one (1) year's service with the Company shall be entitled to a two (2) week vacation.

Section 14.  Bereavement Leave
             -----------------

     Time off with pay shall be granted to employees not to exceed three (3) working days in case of death in the immediate family. Immediate family shall be defined for this purpose as spouse, parent (natural, foster, step), mother-in-law, father-in-law, child, brother or sister.

Section 15.  Fitness For Duty
             ----------------

     When the health of an Employee to perform his duties is an issue, "fit for duty" or "not fit for duty" slip shall normally prevail subject to the right of the Employer to check out questionable cases involving the safety of the crew or vessels

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with a hospital's out-patient department, which hospital shall be mutually agreeable to the Union and Employer. The decision based on the findings of the hospital's examination shall be final and the cost of such examination shall be paid by the Employer.

Section 16.  Bidding For Jobs
             ----------------

     If there is an opening in the fleet, the Union shall be advised, and the Employer shall consult with the Union on the qualifications of any Employees seeking to fill that opening prior to making a permanent assignment.

Section 17.  Mailed Paychecks
             ----------------

     Upon request, an Employee's paycheck will be mailed to him at the address that he desires without expense to him. Said paycheck must be mailed no later than designated Paydays, and if it is not received within 10 days thereafter, the Employer, at the Employee's request will immediately cancel the check and issue him a substitute check.

     An Employee shall have the right to pick up paychecks at the Employer's payroll office or deposit account during normal business hours on designated paydays, provided he notifies the Employer in advance in writing.

Section 18.  Service Letters
             ---------------

     Upon written request of an Employee or former Employee the Employer shall, within 10 days, provide the Employee with a service letter indicating the length of service, the position held and the applicable license or certification which that Employee has received.

Section 19.  Transfers -Notice to Union
             --------------------------

     Whenever a vessel is to be transferred or sold, the Employer shall give the Union at least one (1) week's notice where possible.

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                                  ARTICLE II

                    Adjustment and Arbitration of Disbutes
                    --------------------------------------

Section 1.     Informal Settlement
               -------------------

          Any dispute or grievance, involving the interpretation or application of this Agreement, may be determined directly between the Employer and the Union representative, provided that no such determination shall be a precedent.

Section 2.     Arbitration
               -----------

     a. If the parties are unable to settle the dispute, either may submit the controversy to an arbitrator selected through the procedures of the American Arbitration Committee.

     b. If the Committee is unable to agree upon an adjustment of any complaint, grievance or controversy, either party may demand an arbitration ("Expedited Arbitration"), at any time after the matter has been considered by the Quick Settlement Committee. All requests for arbitration must be made in writing to the Union, or the Employer, as the case may be, within ten (1O) days of the decision of the Quick Settlement Committee.

     c. The Arbitrator shall be selected through the procedures of the Voluntary Rules of Labor Arbitration of the American Arbitration Association.

     d. The decision of the Arbitrator shall be final and binding upon the parties hereto, and they agree to abide by such decision. The Arbitrator shall have full authority to interpret and apply the provisions of the collective bargaining agreement and to fashion any appropriate remedy. The Employer and the Union shall bear the expense of the arbitration. Such arbitration shall be conducted in accordance with the rules and regulations then prevailing of the American Arbitration Association.

                                      10
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                                  ARTICLE III

                               Working Conditions
                               ------------------

Section 1. Wages
           -----

                  Hourly rate   Hourly rate   Hourly rate    Hourly rate
                  -----------   -----------   -----------    -----------
                 Sept.24, 2001  Jan.1, 2002   Jan.1, 2003    Jan.1, 2004
     Captains       $19.69         $20.48        $21.30        $22.15
     Mate            16.03          16.67         17.34         18.03
     Engineer        17.00          17.68         18.39         19.12
     Mechanic        13.00          13.52         14.06         14.62
     Deckhand        11.00          11.44         11.90         12.37

Should the Employer exceed the "Break even point", in the prior contract year, the wage increase shall be five (5%) percent. Employees being paid above the contract rates shall be paid the above increases. For the present scheduled commuter run, Sandy Hook to Manhattan, the workweek is Monday thru Friday. An Employee's workweek shall consist of three (3) days at 14 hours per day. All time worked in excess of 42 hours, shall be paid at the time and one half rate. The schedule is subject to change should there be a change in the operating schedule.

The Employer shall continue to coordinate the work schedule with the Employees so that the work, as much as possible, be distributed among Employees in the appropriate classification so that there is no unfair distribution of overtime and is consistent with the Company's right to maximize the economies of operation through the most efficient scheduling for the utilization of personnel and equipment.

Section 2. Week-end crew rotation
           ----------------------
Each crew member shall be assigned specific week-end responsibilities, on a fixed rotational basis, in order that a vessel be manned for charters and other such operations.

Section 3. Sick days.
           ---------
Each Employee shall be entitled to two (2) paid sick days per contract year.

Section 4. Crew Manning
           ------------
Each vessel (Bravest and Finest) shall have one (1) Captain, one(1) Mate, either one (1) Engineer or Mechanic and two (2) Deckhands for a total of five (5) crew members.

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On commuter runs, if a vessel is shorthanded, the remaining crewmembers shall evenly split the missing crewman's pay. The Employee shall make their best effort to notify the Company as early as possible of their absence.

Section 5. Renewal of Certification
           ------------------------
NYFF will pay either one half of costs ($300.00) or up to a maximum of $100.00 per year toward renewal of certification required by the USCG.

Section 6. Dues check-off
           --------------
The Company agrees to withhold an Employee's dues upon his submitting a signed request to do so.

                                      12
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                                   ARTICLE IV

                  Effective Date of Agreement and Termination
                  -------------------------------------------

     This Agreement is effective as of 12:01 September 24, 2001 and it shall remain in force and effective to and including midnight September 24, 2004 and shall be automatically renewed thereafter from year to year (or by agreement for any longer period), unless at least sixty (60) days before the expiration date designated herein or the expiration date of any renewal period, written notice of termination is given by certified mail by either party to the other, addressed, if given by the Employer to Local 333, United Marine Division, I.L.A., AFL-CIO. at 552 Bay street, Staten Island, New York 10304 and, if given by the Union to New York Fast Ferry service, Inc.,
St. George Perry Terminal, 1 Richmond Terrace, Staten Island, New York 10301.

     IN WITNESS WHEREOF, the parties have hereunto caused these present to be signed by their respective representatives.

New York Fast Ferry                               Local 333

                                                  United Marine Division

                                                  International Longshoremen's
                                                  Association, AFL-CIO

BY: /s/ John Koenig                               BY:  /s/ Albert M. Cornette
    ---------------                                   --------------------------
    John Koenig                                       Albert M. Cornette
    President                                         President & Gen. Manager

                                                  BY: /s/ John Healy
                                                      --------------------------
                                                      John Healy
                                                      Delegate

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